Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of MariMed Inc. (the “Company”) on Form S-8 (File Nos. 333-252719 and 333-270325) and on Form S-3 (File No. 333-255338) of our report dated March 12, 2026, relating to the consolidated financial statements of the Company, appearing in this Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to the reference to our firm under the caption “Experts” in such Registration Statements.

/s/ M&K CPA’s, PLLC

The Woodlands, TX
March 12, 2026